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                                                                      EXHIBIT 23

                      [LETTERHEAD OF ARTHUR ANDERSEN LLP]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 8, 1999, incorporated by reference in this Form 10-K, into the Company's previously filed registration statements as follows: (1) PG&E Corporation's Form S-3 Registration Statement File No. 333-16255 (relating to PG&E Corporation's Dividend Reinvestment Plan); (2) Pacific Gas and Electric Company's Form S-3 Registration Statement File No. 33-64136 (relating to $2,000,000,000 aggregate principal amount of Pacific Gas and Electric Company's First and Refunding Mortgage Bonds and Medium-Term Notes); (3) Pacific Gas and Electric Company's Form S-3 Registration Statement File No. 33-50707 (relating to $1,500,000,000 aggregate principal amount of Pacific Gas and Electric Company's First and Refunding Mortgage Bonds); (4) PG&E Corporation's Form S-8 Registration Statement File No. 33-50601 (relating to the Pacific Gas and Electric Company Savings Fund Plan for Employees); (5) PG&E Corporation's
Form S-8 Registration Statement File No. 33-23692 (relating to PG&E Corporation's 1986 Stock Option Plan); (6) Pacific Gas and Electric Company's Form S-3 Registration Statement File No. 33-62488 (relating to 10,000,000 shares of Pacific Gas and Electric Company's Redeemable First Preferred Stock); (7) Form S-3 Registration Statement File No. 33-61959 (relating to $335,000,000) aggregate liquidation value of Cumulative Quarterly Income Preferred Securities); (8) PG&E Corporation's Form S-8 Registration Statement File No. 333-16253 (relating to PG&E Corporation's Long-Term Incentive Program), (9) PG&E Corporation's Form S-3 Registration Statement File No.333-25685 (relating to the resale of PG&E Corporation shares held by certain shareholders), (10) PG&E Corporation's Post-Effective Amendment on Form S-8 to Form S-4 Registration Statement File No. 333-27015 (relating to Valero Energy Corporation Stock Option Plan No. 4, Valero Energy Corporation Stock Option Plan No. 5, and Valero Energy Corporation Executive Stock Incentive Plan), (11) PG&E Corporation's Form S-8 Registration Statement File No. 333-33657 (relating to PG&E Gas Transmission, Texas Corporation Savings Fund Plan), (12) PG&E Corporation's Form S-8 Registration Statement File No. 333-68155 (relating to PG&E Gas Transmission, Northwest Corporation Savings Fund Plan for Non-Management Employees, PG&E Gas Transmission, Northwest Corporation Savings Fund Plan for Management Employees, and (13) PG&E Corporation's Form S-8 Registration Statement File No. 333-69437 (relating to PG&E Energy Services Retirement Plan, U.S. Generating Company 401(k) Profit-Sharing Plan, and U.S. Generating Company 401(k) Profit-Sharing Plan for Bargaining Unit Employees.

/s/ ARTHUR ANDERSEN LLP

San Francisco, California
     March 5, 1999